Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

         The undersigned, who are the chief executive officer and the chief financial officer of Peoples Bancorporation, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Amendment No. 1 to Form 10-K of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

April 22, 2009

                                                      /s/R. Riggie Ridgeway
                                                      --------------------------
                                                         R. Riggie Ridgeway
                                                         Chief Executive Officer


                                                      /s/Robert E. Dye, Jr.
                                                      --------------------------
                                                         Robert E. Dye, Jr.
                                                      Chief Financial Officer